EXHIBIT 99.1

PRESS RELEASE	Investor/Media Contact: Malavika William mwilliam@establishmentlabs.com
Establishment Labs® Reports Second Quarter 2026 Financial Results
NEW YORK, NY, August 6, 2026 -- Establishment Labs Holdings Inc. (NASDAQ: ESTA), a global medical technology company dedicated to improving women’s health and wellness, principally in breast aesthetics and reconstruction, today announced financial results for the second quarter ended June 30, 2026.
Second Quarter Highlights and Outlook (Unaudited)
•Revenue of $67.5 million, up 31.7% from Q2 2025, and sequential growth of 12.8% from Q1 2026
•$24.7 million of sales in the United States, up 26% from Q1 2026
•Guidance raised to $269 million to $271 million, an increase from previous guidance of $266.5 million to $268.5 million
•Minimally invasive revenue of $12.1 million for the quarter
•Gross margin of 70.6% compared to 68.8% in the year-ago period
•Loss from operations was $4.3 million compared to a loss of $14.1 million in the year-ago period
•Adjusted EBITDA income of $3.7 million compared to a loss of $8.5 million in the year-ago period
•Cash balance of $71.2 million as of June 30, 2026, a $16.5 million improvement from the year-ago period, and up $3.1 million from Q1 2026
"Momentum continued throughout the second quarter and into the third quarter as we continue to take market share and expand the category,” said Peter Caldini, Chief Executive Officer. "Strong execution globally, accelerating adoption of our minimally invasive platform, and expanding profitability allows us to raise our full-year revenue guidance. We should have strong growth in the second half of 2026 and throughout 2027, as our business inflects to be both high growth and free cash flow positive.”
Second Quarter 2026 Financial Results (Unaudited)
Total revenue for the quarter ended June 30, 2026 was $67.5 million, compared to $51.3 million for the same period in 2025, representing a growth of 31.7%, with Motiva USA revenue increasing to $24.7 million from $10.3 million in the prior-year period.
Gross profit for the second quarter of $47.7 million, or 70.6% of revenue, increased compared to $35.3 million, or 68.8% of revenue, for the same period in 2025. The improvement in gross profit margin was primarily driven by favorable geographic and channel mix, including continued growth of our higher-margin U.S. business and our minimally invasive platform.
Total operating expenses for the second quarter were $52.0 million compared to $49.4 million in the second quarter of 2025. Total operating expenses included one-time charges related to debt refinancing and restructuring costs of $2.2 million in the second quarter of 2026 and $0.5 million in the same period last year. Excluding these one-time charges, adjusted operating expenses increased 2.0% compared to a revenue growth of 31.7%, demonstrating the operating leverage we are achieving as the business continues to scale.

Net loss for the second quarter was $11.7 million, compared to a net loss of $16.6 million in the year-ago period. Adjusted EBITDA increased by $12.2 million to an income of $3.7 million compared to a loss of $8.5 million in the year-ago period, achieving another quarter of positive adjusted EBITDA.
The Company’s cash balance on June 30, 2026 was $71.2 million.
Conference Call and Webcast Information
Establishment Labs will host a conference call and webcast today at 8:30 a.m. Eastern Time to discuss its financial results. To participate in the conference call, Dial: (+1) 888-396-8049 (US & Canada) / (+1) 416-764-8646 (international). The call will also be available via live or archived webcast on the “Investor Relations” section of the Establishment Labs website at www.establishmentlabs.com.
About Establishment Labs
Establishment Labs Holdings Inc. is a global medical device company dedicated to improving women’s health and wellness in breast aesthetics and reconstruction through the power of science, engineering, and technology. The company offers a portfolio of solutions for breast health, breast aesthetics, and breast reconstruction in over 100 countries. With five million Motiva® devices delivered to plastic and reconstructive surgeons since 2010, the company’s products have created a new standard for safety and patient satisfaction. The company’s minimally invasive platform consists of Mia Femtech®, a unique minimally invasive experience for breast harmonization, and Preservé™, a breast tissue preserving and minimally invasive technology for primary breast augmentation and primary mastopexy augmentation. GEM® is a next generation minimally invasive system for gluteal ergonomic modeling currently undergoing an IRB approved pivotal study. The Motiva Flora® tissue expander is used to improve outcomes in breast reconstruction following breast cancer and is the only regulatory-approved expander in the world with an integrated port using radio-frequency technology that is MRI conditional. Zensor™ is an RFID technology platform used to safely identify implantable devices from outside the body, and includes the company’s first biosensor Zen™, currently part of an IRB approved pivotal study to measure core breast temperature. These solutions are supported by over 200 patent applications in 20 separate patent families worldwide and over 100 scientific and clinical studies and publications in peer reviewed journals. Establishment Labs manufactures at two facilities in Costa Rica compliant with all applicable regulatory standards under ISO13485:2024 and FDA 21 CFR 820. Please visit our website for additional information at www.establishmentlabs.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can find many (but not all) of these statements by looking for words such as “approximates,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “intends to,” “would,” “will,” “may” or other similar expressions in this press release. Any statements that refer to projections of our future financial or operating performance, anticipated trends in our business, our goals, strategies, focus and plans, including related product development and commercialization and regulatory approvals, and other characterizations of future events or circumstances, including statements expressing general optimism about future operating results, related to the company’s performance are forward-looking statements. We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented in this report, or that we may make orally or in writing from time to time, are expressions of our beliefs and expectations based on currently available information at the time such statements are made. Such statements are based on assumptions, and the actual outcome will be affected by known and unknown risks, trends, uncertainties, and factors that are beyond our control. Although we believe that our assumptions are reasonable, we cannot guarantee future performance, and some will inevitably prove to be incorrect. As a result, our actual future results and the timing of events may differ from our expectations, and those differences may be material. Factors, among others, that could cause actual results and events to differ materially from those described in any forward-looking statements include risks and uncertainties relating to: our ability to successfully, timely and cost-effectively develop, seek and obtain regulatory clearance for and commercialize our product offerings; the rate of adoption of our products by healthcare providers or other customers; the success of our marketing initiatives; the safe and effective use of our products; our ability to protect our intellectual property; our future expansion plans and capital allocation; our ability to expand upon and/or secure sources of credit or capital; our ability to develop and maintain relationships with qualified suppliers to avoid a significant interruption in our supply chains; our ability to attract and retain key personnel; our ability to scale our operations to meet market demands; the effect on our business of existing and new regulatory requirements; and other economic and competitive factors. These and other factors that could cause or contribute to actual results differing materially from our expectations include, among others, those risks and uncertainties discussed in the company's annual report on Form 10-K filed on February 27, 2026, which risks and uncertainties may be updated in the future in other filings made by the company with the Securities and Exchange Commission. The risks included in those documents are not exhaustive, and additional factors could adversely affect our business and financial performance. We operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We are not undertaking any obligation to update any forward-looking statements. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on known results and trends at the time they are made, to anticipate future results or trends.

ESTABLISHMENT LABS HOLDINGS INC.
Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$67,542	$51,300	$127,419	$92,677
Cost of revenue	19,831	16,028	37,373	29,597
Gross profit	47,711	35,272	90,046	63,080
Operating expenses:
Sales, general and administrative	46,905	44,176	90,510	83,875
Research and development	5,096	5,203	10,337	10,258
Total operating expenses	52,001	49,379	100,847	94,133
Loss from operations	(4,290)	(14,107)	(10,801)	(31,053)
Interest income	36	91	62	341
Interest expense	7,034	5,956	14,122	11,809
Other (income) loss, net	454	(4,383)	(25)	(7,136)
Loss before income taxes	(11,742)	(15,589)	(24,836)	(35,385)
Provision for income taxes	6	1,004	294	1,918
Net loss	$(11,748)	$(16,593)	$(25,130)	$(37,303)

Basic and diluted net loss per share	$(0.39)	$(0.57)	$(0.84)	$(1.29)
Weighted average outstanding shares used for basic and diluted net loss per share	30,121,685	28,913,811	30,037,826	28,882,108

ESTABLISHMENT LABS HOLDINGS INC.
Condensed Consolidated Balance Sheets
(In thousands)

	June 30, 2026	December 31, 2025
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$71,157	$75,572
Accounts receivable, net	75,650	77,497
Inventory	84,983	85,611
Prepaid expenses and other current assets	15,940	11,260
Total current assets	247,730	249,940
Long-term assets:
Property and equipment, net	73,998	75,615
Goodwill	1,209	1,209
Intangible assets, net	9,430	9,942
Right-of-use operating lease assets, net	3,508	4,339
Other non-current assets	16,051	16,122
Total assets	$351,926	$357,167
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$32,841	$43,109
Accrued liabilities	17,344	18,856
Other liabilities, short-term	14,373	20,177
Total current liabilities	64,558	82,142
Long-term liabilities:
Note payable, net	261,702	247,522
Operating lease liabilities, long-term	1,972	2,820
Other liabilities, long-term	2,087	1,136
Total liabilities	330,319	333,620
Shareholders’ equity:
Total shareholders’ equity	21,607	23,547
Total liabilities and shareholders’ equity	$351,926	$357,167

ESTABLISHMENT LABS HOLDINGS INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(25,130)	$(37,303)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,899	4,690
Provision (recoveries) for credit losses	(214)	1,964
Share-based compensation	6,235	5,827
Loss (gain) from disposal of property and equipment	113	(8)
Unrealized foreign currency loss (gain), net	2,675	(9,481)
Amortization of right-to-use asset	461	472
Non-cash loss on contract termination	—	543
Non-cash interest expense, amortization of debt discount and debt issuance costs	5,719	1,556
Changes in operating assets and liabilities:
Accounts receivable	1,825	(3,686)
Inventory	886	(14,118)
Prepaid expenses and other current assets	(3,064)	(770)
Other assets	62	450
Accounts payable	(10,238)	11,385
Accrued liabilities	(1,727)	646
Operating lease liabilities	(512)	(467)
Other liabilities	(2,902)	(1,178)
Net cash used in operating activities	(20,912)	(39,478)
Cash flows from investing activities:
Purchases of property and equipment	(5,511)	(2,377)
Cash used in business acquisitions, net of cash acquired	—	(307)
Cost incurred for intangible assets	(98)	(723)
Net cash used in investing activities	(5,609)	(3,407)
Cash flows from financing activities:
Borrowings under Oaktree credit agreement	265,000	—
Repayment of Oaktree credit agreement	(246,367)	—
Payment of financing fees, Oaktree debt	(10,006)	—
Borrowings on short-term notes payable	—	5,000
Repayments of short-term notes payable for insurance premium financing	(1,981)	—
Proceeds from stock option exercises	16,930	352
Tax payments related to shares withheld upon vesting of restricted stock	(977)	(426)
Net cash provided by financing activities	22,599	4,926
Effect of exchange rate changes on cash and cash equivalents	(493)	2,251
Net decrease in cash and cash equivalents	(4,415)	(35,708)
Cash and cash equivalents at beginning of period	75,572	90,347
Cash and cash equivalents at end of period	$71,157	$54,639

ESTABLISHMENT LABS HOLDINGS INC.
Reconciliation of EBITDA and Adjusted EBITDA
(In thousands)
(Unaudited)
Non-GAAP Financial Measures
To supplement our financial results presented in accordance with GAAP, this release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures: EBITDA and Adjusted EBITDA. These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP and may be different from non-GAAP measures used by other companies, limiting the usefulness of the measures for comparison with other companies.
EBITDA is defined as net income or loss excluding: (1) interest income and expense; (2) provision for income taxes; and (3) depreciation and amortization. We consider EBITDA useful to an investor in evaluating and facilitating comparisons of our operating performance between periods by removing the impact of our capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from our operating results.
We also present Adjusted EBITDA which includes additional adjustments for items such as other non-cash charges, gains or losses on extinguishment of debt, share-based compensation, debt refinancing costs, foreign currency gains and losses and restructuring costs. We believe that Adjusted EBITDA provides useful supplemental information to investors regarding our ongoing operating performance that, when considered with net income and EBITDA, is beneficial to an investor's understanding of our performance.
We believe disclosure of this information is also useful to investors as it provides insight into the earnings that management uses to make strategic decisions. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as prescribed by GAAP as a measure of our operating performance. EBITDA and Adjusted EBITDA do not represent cash generated from operating activities under GAAP and should not be considered as alternatives to cash flows from operations or any other operating performance measure prescribed by GAAP. These measures are not measures of our liquidity, nor are indicative of funds available to fund our cash needs. These measurements do not reflect cash expenditures for long-term assets and other items that have been and will be incurred. EBITDA and Adjusted EBITDA may include funds that may not be available for management’s discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, and other commitments and uncertainties.
Please see “Reconciliation of EBITDA and Adjusted EBITDA” for a reconciliation of these measures to net income (loss), the most directly comparable financial measure. This release also includes information about our expectations regarding Adjusted EBITDA on a forward-looking basis. We have not provided a reconciliation of such forward-looking Adjusted EBITDA information because a reconciliation of such measure to our expected GAAP net income (loss) on a forward-looking basis is not available without unreasonable efforts. The timing or amount of various reconciling items that would impact the forward-looking expectations for this non-GAAP financial measure are uncertain, depend on various factors and cannot be reasonably predicted. Such unavailable information could be material to our results computed in accordance with U.S. GAAP.

The following is a reconciliation of net loss to EBITDA and Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Net loss	$(11,748)	$(16,593)	$(25,130)	$(37,303)
Interest expense	7,034	5,956	14,122	11,809
Interest income	(36)	(91)	(62)	(341)
Provision for income taxes	6	1,004	294	1,918
Depreciation and amortization	2,421	2,355	4,899	4,690
EBITDA	(2,323)	(7,369)	(5,877)	(19,227)
Stock compensation expense & compensation paid in stock	3,135	3,283	6,235	5,827
Foreign currency (gain) loss	697	(4,985)	982	(7,769)
Third-party debt refinancing costs	1,857	—	1,857	—
Restructuring charges	321	543	1,694	543
Adjusted EBITDA	$3,687	$(8,528)	$4,891	$(20,626)